SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

August 27, 2007

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817

 (Address of principal executive offices) (Zip Code)

(301) 315-9040

 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2007, the Registrant (“Mobilepro”) entered into an Addendum to Second Amended and Restated Executive Employment Agreement (the “Addendum”) with Jay O. Wright, Mobilepro’s CEO and Chairman of the Board of Directors. Under the terms of the Addendum, Mr. Wright will be employed through June 30, 2008, his annual salary commencing January 1, 2008 will be reduced from $270,000 to $240,000, and he will receive a warrant for up to 10,000,000 shares of Mobilepro common stock, par value $0.001 per share (“Warrant Stock”) and a cash bonus under the terms described below. The Warrant Stock shall have an exercise price of $0.0075 per share to vest as follows: 3,000,000 shares of Warrant Stock to vest immediately upon the closing of the sale of the CLEC subsidiaries to USA Telephone; 2,000,000 shares of Warrant Stock to vest immediately upon eliminating the Company’s debt to Yorkville Advisors, LLC (f/k/a Cornell Capital Partners, LP); 2,000,000 shares of Warrant Stock to vest immediately upon the closing of the sale of at least 80% of the telephones of Davel Communications; 1,000,000 shares of Warrant Stock to vest immediately upon elimination of the debt of Kite Broadband, LLC and Kite Networks, Inc. from the Company’s balance sheet, including any guaranties related thereto; and 2,000,000 shares of Warrant Stock to vest immediately upon completing an acquisition into a new line of business, which acquisition shall have received Board approval.  A cash bonus of up to $100,000 shall be paid as follows: $20,000 for achieving three of the five objectives above, $50,000 for achieving four of the five objectives above and $100,000 for achieving all five objectives above. In addition, Mr. Wright may receive up to an additional cash bonus of up to $100,000 at the discretion of the Board of Directors.

 The foregoing is intended to be a summary only of the Addendum and is modified in its entirety by the terms of the Addendum, a copy of which is attached hereto and incorporated herein as an exhibit to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The Board of Directors of Mobilepro approved on August 27, 2007 the issuance of up to 19,000,000 shares of its common stock as follows: a warrant for up to 10,000,000 shares of its common stock to Jay O. Wright, as described in Item 1.01, above; a warrant to each of Richard H. Deily, Mobilepro’s Chief Accounting Officer, and Tammy L. Martin, Mobilepro’s Chief Administrative Officer, for 3,000,000 shares of its common stock in recognition of both employees staying with Mobilepro during its sale of its assets and without the protection of a written employment agreement, to vest at the earlier of June 30, 2008 or should their employment with Mobilepro be terminated without cause, including as a result of a merger or acquisition resulting in a change of control; and 1,000,000 shares of common stock to each of Mobilepro’s independent directors, Donald Sledge, Michael O’Neil and Christopher MacFarland, to vest equally over 12 months commencing September 2007. The issuance of the securities will be made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits Furnished.

10.1	Addendum to Second Amended and Restated Executive Employment Agreement for Jay O. Wright, dated August 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer
MOBILEPRO CORP.

Date: August 29, 2007